Exhibit 10.17

ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT (“Assignment”) is made as of December 13, 2011 by and between FINPAR 4, L.L.C., a Tennessee limited liability company (“Original Buyer”) and BEHRINGER HARVARD ARBORS, LLC, a Delaware limited liability company (“Assuming Buyer”) with respect to the following:

RECITALS

A.            Original Buyer and ARBORS OF HARBOR TOWN JOINT VENTURE (“Seller”) have entered into that certain Real Estate Purchase and Sale Agreement, as amended, dated as of October 28, 2011 (the “Agreement”), wherein Seller has agreed to sell to Original Buyer, and Original Buyer has agreed to purchase from Seller, certain real property and improvements located thereon as described in the Agreement (“Property”).

B.            Original Buyer desires to assign its interest in the Agreement to Assuming Buyer, and Assuming Buyer desires to assume such interest, all as hereinafter provided.

AGREEMENT

In consideration of the foregoing Recitals and the mutual covenants and agreements contained in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Buyer and Assuming Buyer agree as follows:

1.             Assignment of Agreement Original Buyer hereby assigns to Assuming Buyer all of Original Buyer’s right, title and interest in and to the Agreement, and Assuming Buyer hereby accepts such assignment. Assuming Buyer hereby assumes and agrees to perform, and to be bound by, all of the terms, covenants, conditions, and obligations imposed upon or assumed by Original Buyer under the terms of the Agreement.

2.             Joint and Several Liability Original Buyer shall not be released from any existing obligations under the Agreement as a result of this Assignment, and Assuming Buyer hereby agrees to be jointly and severally liable with Original Buyer for all representations, warranties, indemnities, waivers, releases, and other obligations and undertakings set forth in the Agreement, including, without limitation, the obligations and undertakings set forth in the Sections of the Agreement entitled “Buyer’s Reliance on Own Investigations;” “‘AS-IS’ Sale,” “Buyer Indemnity” and “Release”.

3.             Representations and Warranties of Assuming Buyer Assuming Buyer hereby represents and warrants to Seller that:

(a)                                 Assuming Buyer, and the individuals signing this Assignment on behalf of Assuming Buyer, have the full, legal power, authority, and right to execute and deliver and to perform their legal obligations under this Assignment. Assuming Buyer’s performance hereunder and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Assuming Buyer and no remaining action is required to make this Agreement binding on Assuming Buyer.

(b)                                 Assuming Buyer is not, and shall not become, a person or entity with whom U. S. persons or entities are restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such persons or entities.

4.             Miscellaneous

(a)                                 Entire Agreement. The Agreement, together with this Assignment, embodies the entire understanding between Original Buyer and Assuming Buyer with respect to its subject matter and can be changed only by an instrument in writing signed by Original Buyer and Assuming Buyer and approved in writing by Seller.

(b)                                 Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

(c)                                  Counterparts. This Assignment may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute the same Assignment.

(d)                                 Applicable Law. This Assignment shall be governed by and construed and enforced in accordance with the laws of the state in which the Property is located without regard to conflicts of law principles.

(e)                                  Capitalized Terms. Capitalized terms used in this Assignment shall have the same meaning as set forth in the Agreement unless otherwise specifically defined herein.

IN WITNESS WHEREOF, this Assignment has been executed as of the day and year second set forth above.

ORIGINAL BUYER:	FINPAR 4, L.L.C., a Tennessee limited liability company

	By:	C.Harris Haston
	Name:	C.Harris Haston
	Title:	Member Manager

ASSUMING BUYER:	BEHRINGER HARVARD ARBORS, LLC, a Delaware limited liability company

By: Harbor Town Apartments, a Tennessee general partnership, its Managing Member

By: FinPar/Harbor Town, L.L.C., a Tennessee limited liability company, its Managing Member

By: Carter Haston Financial Partners, L.L.C., a Tennessee limited liability company, its Managing Member

	By:	C.Harris Haston
	Name:	C.Harris Haston
	Title:	Member Manager